UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/25/2006

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On July 25, 2006, UMB Financial Corporation ("UMB") issued a press release announcing the financial results for the fiscal quarter ending June 30, 2006. A copy of this press release is attached as Exhibit 99.1.

UMB also declared a cash dividend of 13 cents per share, payable on October 2, 2006 to shareholders of record at the close of business September 11, 2006.

Exhibit 99.1 to this Report contains certain financial measures that are considered "non-GAAP financial measures" as defined in the SEC rules. Exhibit 99.1 of this Report also contains a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures, as well as the reasons why UMB's management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding UMB's results of operation.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release dated July 25, 2006 reporting financial results for the fiscal quarter ending June 30, 2006, and reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: July 25, 2006	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	July 25, 2006 Press Release